UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 9, 2022

Oyster Point Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39112	81-1030955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
202 Carnegie Center, Suite 109
Princeton, New Jersey 08540
(Address, including zip code, of Registrant’s principal executive offices)
(609) 382-9032
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OYST	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.
On January 9, 2022, in addition to the approval of certain other compensatory arrangements, the compensation committee of the board of directors of Oyster Point Pharma, Inc. (the “Company”) approved the following performance units (“PSUs”) for certain Company employees, including the following executive officers:

Name	Target PSU Award
Jeffrey Nau, Chief Executive Officer	170,600
Daniel Lochner, Chief Financial Officer	80,000
John Snisarenko, Chief Commercial Officer	45,000

These PSUs were granted pursuant to the Company’s 2019 Equity Incentive Plan. Upon vesting, each PSU will entitle the grantee to receive one share of the Company’s common stock. Shares issuable in respect of each PSU shall be eligible to vest, in an amount ranging from 0% to 125% of the target number PSU awards, on July 1, 2024, based on the achievement of one or more of three performance objectives related to the Company’s total prescriptions, net product revenue and total shareholder return achieved in the period beginning on January 1, 2022 and ending on June 30, 2023 (the “Performance Period”), respectively, based on the following performance milestones and the executive officer’s continued service with the Company:

•25% to 50% of the target number of PSUs will vest based on the achievement of a milestone related to total prescriptions of TYRVAYA™ during the Performance Period (the “TRx Performance Objective”). To the extent the TRx Performance Objective is achieved between the milestone levels for 25% or 50% vesting of the target number of PSUs, the number of PSUs that will vest will be determined using linear interpolation;

•25% to 50% of the target number of PSUs will vest based on the achievement of a milestone related to net product revenue of the Company during the Performance Period (the “Net Product Revenue Performance Objective”). To the extent the Net Product Revenue Performance Objective is achieved between the milestone levels for 25% or 50% vesting of the target number of PSUs, the number of PSUs that will vest will be determined using linear interpolation;

•An additional 25% of the target number of PSUs will vest based on the achievement of a milestone related to the Company’s total shareholder return over the Performance Period (the “TSR Performance Objective”). The TSR Performance Objective will only be achievable if at least one of the TRx Performance Objective or Net Product Revenue Performance Objective is also achieved.

The foregoing summary of the PSUs is not intended to be complete and is qualified in its entirety by reference to the full text of the PSU forms of grant agreement to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OYSTER POINT PHARMA, INC.

Date: January 13, 2022	By:	/s/ Jeffrey Nau
Jeffrey Nau, Ph.D., M.M.S.
President, Chief Executive Officer and Director